Exhibit 10.34
On January 31, 2017, the Board of Directors of SCYNEXIS, Inc. took the following compensation actions with respect to SCYNEXIS’s following executive officers (collectively, the “Officers”):
2016 Officer Bonuses
Approved cash bonuses for the Officers based on SCYNEXIS’s performance for the calendar year 2016:

Executive Officer	Title	Bonus
Marco Taglietti, M.D.	Chief Executive Officer	$210,100
David Angulo, M.D.	Chief Medical Officer	$136,600
Eric Francois	Chief Financial Officer	$113,000

2017 Salaries

Approved the 2017 salaries for the Officers, to be effective March 1, 2017, as follows:

Executive Officer	Title	2017 Salary
Marco Taglietti, M.D.	Chief Executive Officer	$510,000
David Angulo, M.D.	Chief Medical Officer	$413,800
Eric Francois	Chief Financial Officer	$360,500

Option Grants
Approved stock option grants under SCYNEXIS 's 2014 Equity Incentive Plan to the following Officers:

Executive Officer	Title	Shares subject to Option
Marco Taglietti, M.D.	Chief Executive Officer	360,000
David Angulo, M.D.	Chief Medical Officer	140,000
Eric Francois	Chief Financial Officer	100,000

The options have an exercise price of $3.02 per share and vest on a monthly basis over a four-year period, provided such officer is continuing to provide services to SCYNEXIS on such vesting date.